Exhibit (a)(1)(B)

Retail Processing Form

As described in the Offer to Exchange and Consent Solicitation, with respect to any tender in an amount up to 10,000 shares per series of Preferred Stock (as defined in the Offer to Exchange and Consent Solicitation) that is accepted in the Exchange Offers (as defined in the Offer to Exchange and Consent Solicitation) from any eligible soliciting dealer, Ashford Hospitality Trust, Inc. (the “Company”) has agreed to pay to the relevant eligible soliciting dealer whose name appears in the appropriate space of a properly completed and executed retail processing form a retail processing fee equal to $0.125 per $25 of the principal amount of such shares of Preferred Stock validly tendered and accepted for purchase.

In order to be eligible to receive the retail processing fee, this Retail Processing Form, properly completed, must be received by the Information Agent on or prior to the applicable Expiration Date (as defined in the Offer to Exchange).

Please send your signed, completed Retail Processing Form electronically to:

D.F. King & Co., Inc.
48 Wall Street, 22 Floor
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (800) 967-4607
Email: aht@dfking.com

By facsimile:
(For Eligible Institutions only)
(212) 709-3328

Confirmation:
(212) 269-5552

Unless this Retail Processing Form is signed by an eligible soliciting dealer, the signature on this Retail Processing Form must be guaranteed by a eligible soliciting dealer.

This Retail Processing Form is only to be submitted by the DTC direct participant that effected the book-entry transfer of the relevant securities. If you are eligible to receive a retail processing fee but not a DTC direct participant, you must contact the DTC direct participant through which the relevant tenders were made and arrange for them to submit this Retail Processing Form.

By the submitting this Retail Processing Form, the undersigned agrees that, upon request by the Information Agent, the undersigned shall provide the Information Agent with an electronic copy of this Retail Processing Form, including the list of beneficial owner account numbers, transaction code reference numbers, CUSIPS of securities tendered and aggregate liquidation preference tendered.

The Company shall, in its sole discretion, determine whether a broker has satisfied the criteria for receiving a retail processing fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders). The Company will pay retail processing dealer fees as promptly as practicable after the settlement date of the Offer. Tendering holders are not obligated to pay brokerage fees or commissions to the Dealer Manager (as defined in the Offer to Exchange and Consent Solicitation) or the Information Agent and Exchange Agent. Retail processing fees will be sent by check to the name and address provided below.

NAME AND ADDRESS OF BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR ANY OTHER ELIGIBLE RECIPIENT THAT PROCESSED RETAIL INSTRUCTIONS TO TENDER.

Name of Firm
(Please Print)

Attention of Individual at Firm
(Please Print)

Address: (Street)

(City, State/Province/Region and Zip/Postal Code)

(Country)

Telephone Number

Email Address

Signature

Capacity

MEDALLION SIGNATURE GUARANTEE
(To be Completed by Eligible Institutions Only)

(Name of Eligible Institution Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Dated: _____________, 2020

Tendered on behalf of beneficial owners who tendered Preferred Shares

DTC Participant Number

Beneficial Owner Account Number	VOI Reference Number	CUSIP of Securities Tendered	Aggregate Number of Series D Preferred Shares Tendered	Aggregate Number of Series F Preferred Shares Tendered	Aggregate Number of Series G Preferred Shares Tendered	Aggregate Number of Series H Preferred Shares Tendered	Aggregate Number of Series I Preferred Shares Tendered

(If necessary provide a separate list of any additional beneficial owners and affix the list to this Retail Processing Form)

Aggregate Retail Processing Dealer Fee:

****

RETURN THIS Retail Processing Form TO THE INFORMATION AGENT

The acceptance of compensation by such retail processing dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with solicitations related to the Exchange Offers; (b) it is entitled to such compensation for such retail processing under the terms and conditions of the Offer to Exchange and Consent Solicitation; (c) it is (i) a bank or trust company legally authorized to receive such fee, (ii) a broker or dealer in securities, including the Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority (“FINRA”) or (iii) a foreign broker or dealer not eligible for membership in the FINRA but which has agreed to conform to the FINRA’s Rules of Fair Practice in making solicitations; and (d) it has not and will not remit such fee, in whole or in part, to the relevant retail beneficial owner of the tendered Preferred Shares.